Exhibit 99.1

Geeknet Inc. confirms the receipt of a Company Acquisition Proposal
Fairfax, VA -- May 27, 2015 -- Geeknet Inc. (Nasdaq: GKNT, the “Company”) today acknowledged the receipt of an unsolicited offer from a strategic buyer (the “Bidder”) to acquire all of the outstanding common stock of the Company for $20.00 per share in cash.
As previously announced, the Company entered into an Agreement and Plan of Merger dated as of May 25, 2015, with Hot Topic Inc. (“Hot Topic”) (the “Merger Agreement”) pursuant to which Hot Topic agreed to acquire all of the outstanding common stock of the Company for $17.50 per share in cash.
The Company’s board of directors, in consultation with its legal and financial advisors, will carefully review and consider the Bidder’s proposal.
The Company remains subject to the Merger Agreement and the Company’s board of directors has not changed its recommendation in support of the Merger Agreement. The Company’s board of directors will have no further comment on the Bidder’s proposal until it has completed its review.
About Geeknet, Inc.
Geeknet, Inc. (NASDAQ: GKNT) is the parent company of ThinkGeek and ThinkGeek Solutions. ThinkGeek is the premier retailer for the global geek community. Since 1999, ThinkGeek has been creating a world where everyone can express their inner geek, embrace their passions, and connect with each other. ThinkGeek Solutions, which distributes video game-themed merchandise through licensed web-stores for the gaming community, joined our Geeknet family in August 2014. Our obsession is creating and sharing unique and authentic product experiences that stimulate our fans' imaginations and fuel their geek core. We believe that there is a geek in everyone and that it should be celebrated. Want to learn more? Check out thinkgeek.com or geek.net.

Forward-Looking Statements
This release contains forward-looking statements regarding, among other things, statements related to expectations, goals, plans, objectives and future events. Geeknet intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Reform Act of 1995. In some cases, forward-looking statements can be identified by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “outlook,” “guidance” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. The forward-looking information and statements are or may be based on a series of projections and estimates and involve risks and uncertainties. Various factors could adversely affect Geeknet’s operations, business or financial results in the future and cause its actual results to differ materially from those contained in the forward-looking statements. For example, the unsolicited proposal from the Bidder may not result in a definitive agreement for an alternative transaction. The forward looking statements contained herein include assumptions about Geeknet’s operations, and certain plans, activities or events which we expect will or may occur in the future and relate to, among other things, the transaction involving Geeknet and Hot Topic, the unsolicited proposal from the Bidder for an alternative transaction, the financing of the proposed transactions, the benefits, results, effects and timing of the proposed transactions, future financial and operating results, and the combined company’s plans, objectives, expectations (financial or otherwise) and intentions. Risks and uncertainties related to the proposed transactions include, among others: (1) the ability to obtain requisite regulatory approvals required to complete proposed transactions,

(2) the satisfaction of the conditions to the consummation of the proposed transactions, (3) the timing of the completion of the proposed transactions and (4) the potential impact of the announcement or consummation of the proposed transactions on Geeknet’s relationships, including with employees, suppliers and customers. Please also refer to those factors discussed in detail in the “Risk Factors” sections contained in Geeknet’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on February 23, 2015 and in Geeknet’s subsequently filed Form 10-Q. Given these uncertainties, undue reliance should not be placed on these forward-looking statements. Geeknet does not undertake any obligation to release any revisions to these forward-looking statements publicly to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Additional Information and Where to Find It:
The tender offer for the outstanding common stock of Geeknet, Inc. (“Geeknet”) pursuant to the Merger Agreement with Hot Topic has not yet commenced. This communication is not an offer to purchase or a solicitation of an offer to sell shares of Geeknet’s common stock. The solicitation and the offer to purchase shares of Geeknet’s common stock will only be made pursuant to an offer to purchase and related materials that Hot Topic and Gadget Merger Sub Inc., a wholly owned subsidiary of Hot Topic (“Acquisition Sub”), intend to file with the Securities and Exchange Commission (the “SEC”). At the time the tender offer is commenced, Hot Topic and Acquisition Sub will file a Tender Offer Statement on Schedule TO with the SEC, and soon thereafter Geeknet will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. GEEKNET STOCKHOLDERS ARE ADVISED TO READ THE SCHEDULE TO (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) AND THE SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BEFORE MAKING ANY DECISION WITH RESPECT TO THE TENDER OFFER BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO. Investors and stockholders may obtain free copies of the Schedule TO and Schedule 14D-9, as each may be amended or supplemented from time to time, and other documents filed by the parties (when available), at the SEC’s web site at www.sec.gov or by contacting Geeknet’s Investor Relations Department by e-mail at ir@geek.net.

Contacts:
ir@geek.net